Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF APRIL 23, 2013

BY AND BETWEEN

NOVAS ENERGY (USA), INC. AND PANSIES LIMITED

CREDIT AGREEMENT dated as of April 23, 2013, by and between Novas Energy (USA), Inc., a corporation formed under the laws of the State of Delaware with an address at 1701 Commerce Street, Houston, Texas 77002 (“Novas”) and Pansies Limited, a company formed under the laws of Belize with an address at 1 Mapp Street, Belize City, Belize (the "Lender").

RECITALS

Novas has requested the Lender to extend credit from time to time and the Lender is willing to extend such credit to Novas, subject to the terms and conditions hereinafter set forth.

Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

"Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person.

"Agreement" shall mean this Credit Agreement dated as of April 23, 2013, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

"Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to Novas.

"Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which banks in the State of Delaware are open for business.

"Closing Date" shall mean the closing date of each loan made under this Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Commitment" shall mean the Credit Commitment.

“Credit Commitment" shall mean the Lender's obligation to make Credit Loans to Novas in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000), as such amount may be adjusted in accordance with the terms of this Agreement.

"Credit Commitment Period" shall mean the period from and including the date hereof to, but not including, the Credit Commitment Termination Date or such earlier date as the Credit Commitment shall terminate as provided herein.

"Credit Commitment Termination Date" shall mean April 22, 2015.

"Credit Loans" shall have the meaning set forth in Section 2.01(a).

"Credit Note" shall have the meaning set forth in Section 2.02.

"Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

"Dollar" and the symbol "$" shall mean lawful money of the United States of America.

"Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

"Event of Default" shall have the meaning set forth in Article VIII.

"Executive Officer" shall mean any of the President, the Chief Executive Officer, Chief Financial Officer or the Secretary of Novas, and its successors, if any, designated by the board of directors thereof.

"Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

"Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

"Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

"Lender" shall have the meaning set forth in the preamble hereto.

"Loans" shall mean the Credit Loans.

"Loan Documents" shall mean, collectively, this Agreement and the Notes entered into with the Lender and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

"Material Adverse Effect" shall mean an  effect which materially and adversely impacts or limits  (a) the business, operations, property, prospects or condition (financial or otherwise) of Novas or (b) the validity or enforceability of (i) this Agreement or any of the other Loan Documents or (ii) the rights or remedies of the Lender hereunder or thereunder.

"Material Contract" shall mean each contract, instrument or agreement (a) to which Novas is a party which is material to the business, operations or condition (financial or otherwise), prospects, or properties of Novas, or (b) which is not a contract, instrument or agreement to purchase inventory in the ordinary course of business and which requires the payment during the term thereof in excess of $100,000.

"Note" shall mean the Credit Note.

"Notice of Borrowing" shall mean the Lender's form of notice of borrowing or other form of notice of borrowing acceptable to the Lender.

"Obligations" shall mean all obligations, liabilities and indebtedness of Novas to the Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Note or any other Loan Document.

"Payment Office" shall mean the Lender's office located at the address set forth above or such other office as the Lender may designate from time to time.

"Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

ARTICLE II
LOANS

SECTION 2.01 CREDIT LOANS.

(a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Lender agrees to make loans (individually a "Credit Loan" and, collectively, the "Credit Loans") to Novas from time to time during the Credit Commitment Period up to an aggregate of Five Hundred Fifty Thousand Dollars ($500,000) (the amount of its “Credit Commitment”), provided, however, that no Credit Loan shall be made if, after giving effect to such Credit Loan, the aggregate amount loaned would exceed the Credit Commitment.

(b) Novas shall give the Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time), five Business Days prior to the date of each proposed Loan under this Section 2.01. Such notice shall be irrevocable and shall specify: (i) the amount of the proposed borrowing; (ii) the proposed use of the loan proceeds; and (iii) the proposed Borrowing Date.

(c)  The agreement of the Lender to make Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Credit Commitment Termination Date. Upon such termination, Novas shall immediately repay in full the principal amount of the Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

SECTION 2.02 CREDIT NOTE.

(a) The Credit Loans made by the Lender shall each be evidenced by a promissory note of Novas (the "Credit Note"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of Novas and payable to the order of the Lender in a principal amount which when added to the principal amount of all other Credit Loans under this Agreement previously made by the Lender to Novas shall not exceed the Credit Commitment of the Lender. The Credit Note shall (x) be dated the issue date of the Credit Note; (y) be stated to mature on the date that is one year from the date of its issue; and (z) bear interest from the issue date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at an annual rate of eight percent (8%).

(b) The Lender is authorized to record the date, and amount of each Credit Loan and the date and amount of each payment or prepayment of principal of each Credit Loan in the Lender's records or on the grid schedule annexed to the Credit Note; PROVIDED, HOWEVER, that the failure of the Lender to set forth each such Credit Loan, payment and other information shall not in any manner affect the obligation of Novas to repay each Credit Loan made by the Lender in accordance with the terms of its Credit Note and this Agreement. The Credit Note, the grid schedule and the books and records of the Lender shall constitute presumptive evidence of the information so recorded absent manifest error.

ARTICLE III
PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
FEES AND PAYMENTS

SECTION 3.01 DEFAULT INTEREST.

(a) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans together with all accrued interest shall be due and payable.

(b) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of Novas to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Lender limiting the rates of interest that may be charged or collected by the Lender. In each such event payments of interest required to be paid to the Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by the Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by Novas to the Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the Lender shall be reduced to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount.

(c) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis year of three hundred sixty (360) days and shall be payable for the actual days elapsed.

SECTION 3.02 USE OF PROCEEDS. The proceeds of the Credit Loans shall be used solely by Novas for working capital purposes.

SECTION 3.03 PREPAYMENTS.

(a) Novas may at any time and from time to time prepay the then outstanding Loans, in whole or in part, without premium or penalty.

(b) Each prepayment of principal of a Loan pursuant to this Section 3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. Unless otherwise directed by Novas pursuant to Section 3.03(a), partial prepayments of any Loan shall be applied in such order as the Lender shall determine in its sole and absolute discretion.

SECTION 3.04 TAXES. Except as required by law, all payments made by Novas under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (i) the United States of America or any political subdivision or taxing authority thereof or therein; and (ii) the jurisdiction under the laws of which the Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein. If any taxes are required to be withheld from any amounts payable to the Lender hereunder, or under the Note, the amount so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all taxes and free and clear of all liability in respect of such taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any taxes are payable by Novas, as promptly as possible thereafter, Novas shall send to the Lender, as the case may be, a certified copy of an original official receipt showing payment thereof.  If Novas fails to pay taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, Novas shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure together with any expenses payable by the Lender in connection therewith.

SECTION 3.05 PAYMENTS. All payments (including prepayments) to be made by Novas on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Lender, at the address set forth above in United States Dollars in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to extend the credit herein provided for, Novas represents and warrants to the Lender that:

SECTION 4.01 ORGANIZATION, POWERS. Novas (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) has the power and authority to own its properties and to carry on its business as now being conducted; (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation and to execute and deliver the Note.

SECTION 4.02 AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Novas of this Agreement and the other Loan Documents to which it is a party (a) have been duly authorized by all requisite corporate, action; (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to Novas, any rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of Novas or (ii) any order of any court or other Governmental Authority binding on Novas or any indenture, agreement or other instrument to which is a party, or by which Novas or any of its property is bound; and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of Novas other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which Novas is a party constitutes a legal, valid and binding obligation of Novas, enforceable against Novas, in accordance with its terms.

SECTION 4.03 APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by Novas, or with the execution and delivery of other Loan Documents to which it is a party.

SECTION 4.04 NO DEFAULT. No Default or Event of Default has occurred and is continuing.

SECTION 4.05 COMPLIANCE WITH LAW. Novas is in compliance, with all laws, rules, regulations, orders and decrees which are applicable to Novas, or to any of its respective properties.

ARTICLE V
CONDITIONS OF LENDING

SECTION 5.01 CONDITIONS TO LOANS. The obligation of the Lender to make its Loans hereunder is subject to the following conditions precedent:

(a) NOTE. On or prior to each Closing Date, the Lender shall have received a Credit Note duly executed by Novas.

(b) SUPPORTING DOCUMENTS. On or prior to each Closing Date, the Lender shall have received (i) copies of the charter documents of Novas; (ii) a certificate of an authorized officer of Novas dated the Closing Date and certifying: (x) that the charter documents of Novas have not been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Novas authorizing the execution, delivery and performance of each Loan Document to which it is a party, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of Novas executing each Loan Document to which Novas is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of Novas as to the incumbency and signature of the Secretary or Assistant Secretary of Novas; and (iv) such other documents as the Lender may reasonably request.

(e) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting Novas pending or, to the knowledge of Novas, threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against Novas and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that imposes materially adverse conditions upon the transactions contemplated hereby.

(g) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Novas taken as a whole, since March 4, 2013.

(h) OFFICER'S CERTIFICATE. On each Closing Date, the Lender shall have received a certificate dated the Closing Date, executed by an Executive Officer confirming compliance with the following conditions: (i) The representations and warranties by Novas pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date; (ii) No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Loan requested; and (iii) After giving effect to any requested Credit Loan, the aggregate Loans shall not exceed the Credit Commitment.

(i) OTHER INFORMATION, DOCUMENTATION. The Lender shall have received such other and further information and documentation as it may reasonably require, including, but not limited to, any information or documentation relating to compliance by Novas with the requirements of all Environmental Laws.

(j) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Lender and its counsel.

(k) NOTICE OF BORROWING. The Lender shall have received a Notice of Borrowing duly executed by an Executive Officer with respect to the requested Loan.

ARTICLE VI
AFFIRMATIVE COVENANTS

Novas covenants and agrees with the Lender that so long as the Commitment remains in effect, or any of the principal of or interest on the Note or any other Obligations hereunder shall be unpaid it will:

SECTION 6.01 EXISTENCE, PROPERTIES. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, existence, as applicable, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all trade names and preserve all of its property, in each case, used or useful in and material to the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times.

SECTION 6.02 PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable in accordance with customary trade practices and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Novas shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and Novas shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, Novas will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

SECTION 6.03 BOOKS AND RECORDS; ACCESS TO PREMISES. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of Novas. At any time, and from time to time permit the Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of such information which the Lender deems is necessary or desirable (including, without limitation, the financial records of Novas) and to visit the properties of Novas and to discuss the affairs, finances and accounts of Novas.

SECTION 6.05 NOTICE OF ADVERSE CHANGE. Promptly notify the Lender in writing of (a) any change in the business or the operations of Novas which could reasonably be expected to have a Material Adverse Effect and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Lender pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

SECTION 6.06 NOTICE OF DEFAULT. Promptly notify the Lender of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

SECTION 6.07 NOTICE OF LITIGATION. Promptly notify the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against Novas on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

SECTION 6.08 NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify the Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Novas is a party which default could reasonably be expected to have a Material Adverse Effect.

SECTION 6.09 NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify the Lender of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against Novas relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.10 NOTICE REGARDING MATERIAL CONTRACTS. Promptly notify the Lender of the occurrence of a default by Novas under any Material Contract.

SECTION 6.11 COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect.

ARTICLE VIII
EVENTS OF DEFAULT

SECTION 7.01 EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

(a) failure to pay the principal of, or interest on, any Loan,  as and when due and payable;

(b) default shall be made in the due observance or performance of (i) any covenant, condition or agreement of Novas to be performed pursuant to Article VII of this Agreement or (ii) any other covenant, condition or agreement of Novas to be performed pursuant to this Agreement or any other Loan Document and such default shall continue unremedied for a period of ten business days from the date of notice thereof pursuant to Section 8.01;

(c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

(d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

(e)  Novas shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law; (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition; (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for Novas or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding; (v) make a general assignment for the benefit of creditors; (vi) take corporate action for the purpose of effecting any of the foregoing; or (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Novas or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Novas or for a substantial part of their property; or (iii) the winding-up or liquidation of Novas and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days; or

(h) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or Novas shall so assert in writing

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three Business Days after the day on which mailed in the United States, addressed to such party at such address set forth above:

SECTION 8.02 EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Lender. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans as herein contemplated and the execution and delivery to the Lender of the Note evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect.

SECTION 8.03 SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

(a) This Agreement shall be binding upon and inure to the benefit of Novas, the Lender, all future holders of the Note and their respective successors and permitted assigns.  Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

(b) The Lender reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitments to any Affiliate. The Lender may furnish any information concerning in its possession from time to time to any approved assignee or participant (or proposed approved assignee or participant).

SECTION 8.04 NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

SECTION 8.05 APPLICABLE LAW. This Agreement and the Note shall be construed in accordance with and governed by the laws of the state of Delaware, without regard to principles of conflicts or choice of law.

SECTION 8.06 SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

SECTION 8.07 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any Affiliate of the Lender to or for the credit or the account of Novas against any and all of the Obligations of, irrespective of whether or not the Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Lender and each Affiliate of the Lender under this Section 8.07 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

SECTION 8.08 HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

SECTION 8.09 CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, each of Novas, the Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against Novas or the Lender.

SECTION 8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.  Conveyance of an electronic copy of the signed document will constitute execution and delivery.

IN WITNESS WHEREOF, Novas and the Lender have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

NOVAS ENERGY (USA), INC.

By: /s/ John Huemoeller II
Name: John Huemoeller II
Title: CEO

PANSIES LIMITED

By: /s/ Michael Nafedov
Name: Michael Nafedov
Title: Attorney in Fact

EXHIBIT A

CREDIT NOTE

$________	Issue Date: ___________, 2013

FOR VALUE RECEIVED, NOVAS ENERGY (USA), INC., a Delaware corporation (“NOVAS”), promises to pay to the order of PANSIES LIMITED (the "Lender"), on or before the date that is one year after the Issue Date, the principal amount of ___________ Dollars ($_____), such principal amount together with all other Credit Loans made by Lender to Novas not to exceed in the aggregate Five Hundred Thousand Dollars ($500,000).

Novas also promise to pay interest on the unpaid principal amount hereof from the Issue Date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

This Note is a "Credit Note" referred to in the Credit Agreement dated as of March 4, 2013, by and between Novas and the Lender (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date and amount of each Credit Loan and the date and amount of each payment or prepayment of principal of each Credit Loan previously made hereunder on the grid schedule annexed to this Note; PROVIDED, HOWEVER, that the failure of the Lender or holder to set forth such Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of Novas to repay the Credit Loans made by the Lender in accordance with the terms of this Note.

This Note is subject to prepayments pursuant to Section 3.03 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Lender located at 1 Mapp Street, Belize City, Belize or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Companies, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Novas waives presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, Novas has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

NOVAS ENERGY (USA), INC.

By:
Name:
Title:

LOAN SCHEDULE

Date of Loan	Principal Amount of Loan	Type of Loan	Interest Rate	Applicable Interest Period	Amount of Principal Paid	Notation Made By